EXHIBIT 23.2

                               CONSENT OF EXPERTS

We hereby consent to the reference to us under the caption "Experts" in the Prospectus contained in this Registration Statement.

                         /s/ Bagell, Josephs & Company, LLC.
                         -----------------------------------
                         BAGELL, JOSEPHS & COMPANY, LLC.

March 10, 2005
Gibbsboro, New Jersey